EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for First Quarter 2008

-- Net Revenue Increases 75.2% to $28.8 Million
-- Income From Operations Increases 117.6% to $6.5 Million
-- Net Income Before Tax Expenses Increases 162.9% to $4.9 Million

BUENOS AIRES, Argentina, May 13, 2008 (PRIME NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), host of the largest online trading and payments platform in Latin America, today reported financial results for quarter ended March 31, 2008.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., stated, "We've had a great start to 2008, as we achieved high levels of growth in all of our key metrics including revenue, gross merchandise volume, and total payments volume. A key driver of our success continues to be the increasing number of Latin American households with broadband Internet access, which is currently growing at one of the fastest rates in the world. We plan to leverage this expansion of our market by executing our strategy of providing users with a world-class trading experience, thereby further solidifying our market leadership."

First Quarter Financial Results

Consolidated net revenues for the first quarter of 2008 increased 75.2% to $28.8 million, compared to $16.5 million for the first quarter of 2007. Marketplace revenues, which represented 81.4% of net revenues, grew 65.4% to $23.5 million from $14.2 million for the prior year period. Payments revenues, which represented 18.6% of net revenues, increased 136.7% to $5.4 million from $2.3 million for the prior year period. Revenue growth was primarily driven by solid growth in both gross merchandise and total payment volume. Improvements in take rate in both business segments, defined as marketplace revenues as a percentage of gross merchandise volume for the marketplace segment and payments revenues as a percentage of total payments volume for the payments segment, also drove revenue growth for the quarter. Take rate for the marketplace grew to 5.2% and payments take rate grew to 10.2%, yielding a consolidated take rate of 6.4%. Gross profit grew 75.9% to $22.8 million from $13.0 million in the prior year period and gross profit margin, defined as gross profit as a percentage of revenues, expanded to 79.1% from 78.8% for the same quarter one year earlier.

Income from operations grew 117.6% to $6.5 million, from $3.0 million for the same period one year earlier. Income from operations included the impact of a $0.4 million accrual of compensation expenses related to the Classified Media Group, Inc. (CMG) acquisition. The Company expects that the remaining $1.5 million in compensation expenses related to the CMG acquisition will be recorded in the second quarter of 2008. Including the compensation expenses, first quarter operating margin was 22.7%, as compared to 18.3% for the prior year quarter.

Net income before income and asset tax expenses for the quarter was $4.9 million, an increase of 162.9% over prior year quarter net income before income and asset tax of $1.9 million. Net income was $2.1 million, or $0.05 per diluted share, reflecting an increase of 108.0% from $1.0 million, or $0.02 per diluted share for the same period of 2007. The Company's first quarter 2008 net income reflects an effective tax rate of 58.1%, in part due to added tax expenses derived from the introduction of new taxes in Mexico as well as certain new non-deductible expenses incurred in Venezuela.

"We are pleased with our continued robust growth across business sectors and the various Latin American markets in which we operate," said Nicolas Szekasy, Chief Financial Officer. "In spite of the impact of the CMG related compensation expenses and the impact of new taxes, we achieved solid profitability gains for the quarter."

Outlook

"We look forward to another strong year in 2008 as we aim to build on our positive momentum and high level of acceptance for our products and services. We expect continued revenue growth and additional trading efficiencies for our users through the expansion of our new payments platform to all regions in which we operate", added Marcos Galperin.

Key Performance Metrics

Following are highlights on certain key performance metrics for the first quarter ended March 31, 2008.

Registered Users -- New confirmed registered users for the three month period ended March 31, 2008 were 1.6 million, generating a total confirmed registered user base of 26.5 million users as of March 31, 2008, an increase of 34.5% over the 19.7 million users registered as of March 31, 2007.

Transaction volume -- Gross merchandise volume was $449.7 million for the first quarter of 2008, a 43.9% growth from gross merchandise volume of $312.5 for the same period during 2007. MercadoLibre totaled 4.6 million successful items during the first quarter of 2008, 17.2% more than the 3.9 million successful items sold during the same quarter of 2007. Total payment volume was $52.3 million during the three-month period ending March 31, 2008, a growth of 96.6% over total payment volume of $26.6 million for the same period of 2007.

Conference Call and Webcast

MercadoLibre will host a conference call to discuss results for the quarter ending March 31, 2008 today at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing 719-325-4893. A live webcast of the conference call can be accessed at the company's investor relations website at http://investor.mercadolibre.com/. An archive will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

New confirmed registered users -- Measure of the number of new users who have registered on the MercadoLibre marketplace and confirmed their registration.

Total confirmed registered users -- Measure of the cumulative number of users who have registered on the MercadoLibre marketplace and confirmed their registration.

Gross merchandise volume -- Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Successful items -- Measure of the number of items that were sold/purchased through the MercadoLibre marketplace.

Total payment volume -- Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Take rate -- Total net revenues as a percentage of gross merchandise volume.

Operating Income margin -- Income from operations as a percentage of net revenues.

About MercadoLibre

MercadoLibre is the largest online trading platform in Latin America. We are market leaders in e-commerce in each of Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru, Uruguay and Venezuela, based on unique visitors and page views during 2006. Additionally, we have recently launched online trading platforms in Costa Rica, the Dominican Republic and Panama. With a population of over 550 million people and a region with one of the world's fastest-growing Internet penetration rates, we provide buyers and sellers a robust online trading environment that fosters the development of a large and growing e-commerce community. We offer a technological and commercial solution that addresses the distinctive cultural and geographic challenges of operating an online trading platform in Latin America.

The MercadoLibre, Inc. logo is available athttp://www.primenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, adverse changes in the company's markets and other risks disclosed in the Company's Annual Report on Form 10-K and other filing with the Securities and Exchange Commission. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

                                            March 31,    December 31,
                                              2008           2007
                                          -------------  -------------
                Assets                     (Unaudited)     (Audited)
 Current assets:
   Cash and cash equivalents              $ 13,947,927   $ 15,677,407
   Short-term investments                   37,921,663     52,300,007
   Accounts receivable                       3,039,700      3,211,252
   Funds receivable from customers          25,639,164     29,162,763
   Prepaid expenses                          1,982,101        283,477
   Deferred tax assets                       3,659,895      3,445,101
   Other assets                              1,654,038        894,163
                                          -------------  -------------
    Total current assets                    87,844,488    104,974,170

 Non-current assets:
   Long-term investments                     1,427,431      1,323,789
   Property and equipment, net               4,732,349      4,143,204
   Goodwill and intangible assets, net      42,812,153     23,428,646
   Deferred tax assets                              --        269,596
   Other assets                                260,147        353,395
                                          -------------  -------------
    Total non-current assets                49,232,080     29,518,630

    Total assets                          $137,076,568   $134,492,800
                                          =============  =============

    Liabilities and Shareholders' Equity
 Current liabilities:
   Accounts payable and accrued expenses  $ 11,125,966   $  9,278,138
   Funds payable to customers               16,468,896     16,418,177
   Social security payable                   5,102,313      3,778,236
   Taxes payable                             3,287,052      2,493,749
   Loans payable                             3,619,514      9,713,227
   Provisions                                   95,808         69,979
    Total current liabilities               39,699,549     41,751,506

 Non-current liabilities:
   Loans payable                                 9,018             --
                                          -------------  -------------
   Deferred tax liabilities                  1,670,766             --
   Other liabilities                         1,062,421      1,068,155
                                          -------------  -------------
    Total non-current liabilities            2,742,205      1,068,155
    Total liabilities                       42,441,754     42,819,661
                                          -------------  -------------

 Commitments and contingencies

 Shareholders' equity:

   Common stock, $0.001 par value,
    110,000,000 shares authorized,
    44,227,501 and 44,226,563 shares
    issued and outstanding at
    March 31, 2008 and December 31, 2007,
    respectively                                44,228         44,227
   Additional paid-in capital              121,915,938    121,890,138
                                          -------------  -------------
   Accumulated deficit                     (32,296,240)   (34,363,917)
   Accumulated other comprehensive income    4,970,888      4,102,691
                                          =============  =============
    Total shareholders' equity              94,634,814     91,673,139

    Total liabilities and
     shareholders' equity                 $137,076,568   $134,492,800

                                          Three Months Ended March 31,
                                          ----------------------------
                                              2008           2007
                                          -------------  -------------
                                                  (Unaudited)
 Net revenues                             $ 28,840,730   $ 16,459,337
 Cost of net revenues                       (6,018,281)    (3,487,339)
                                          -------------  -------------
 Gross profit                               22,822,449     12,971,998

 Operating expenses:
   Product and technology development       (1,744,511)      (973,620)
   Sales and marketing                      (9,214,659)    (6,316,397)
   General and administrative               (5,321,077)    (2,675,116)
                                          -------------  -------------
    Total operating expenses               (16,280,247)    (9,965,133)
                                          -------------  -------------
 Income from operations                      6,542,202      3,006,865
                                          -------------  -------------

 Other income (expenses):
   Interest income                             749,354         97,716
   Interest expense and other
    financial charges                       (1,362,800)      (535,861)
   Foreign currency loss                      (988,715)      (404,774)
   Other expenses, net                              --       (284,637)
                                          -------------  -------------
 Net income before income / asset
  tax expense                                4,940,041      1,879,309
                                          -------------  -------------

 Income / asset tax expense                 (2,872,364)      (885,122)
                                          -------------  -------------
 Net income                               $  2,067,677   $    994,187
                                          =============  =============

 Accretion of preferred stock                       --       (123,719)
                                          -------------  -------------
 Net income available to
  common shareholders                     $  2,067,677   $    870,468
                                          =============  =============

                                          Three Months Ended March 31,
                                          ----------------------------
                                              2008          2007(1)
                                          -------------  -------------
 Basic EPS                                -------------  -------------
   Basic net income per share             $       0.05   $       0.02
                                          =============  =============

   Weighted average shares                  44,227,460     13,375,482
                                          =============  =============

 Diluted EPS
                                          =============
   Diluted net income per common share    $       0.05
                                          =============
   Weighted average shares                  44,368,011

 (1) For the period ended March 31, 2007, the diluted EPS is equal to the Basic EPS.

                                          Three Months Ended March 31,
                                          ----------------------------
                                              2008           2007
                                          -------------  -------------
                                                  (Unaudited)
 Cash flows from operations:
   Net income                             $  2,067,677   $    994,187
   Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization              707,450        534,556
    Interest expense                                --        157,500
    Realized gains on investments             (555,455)       (13,742)
    Unrealized gains on investments            (82,368)       (57,146)
    Stock-based compensation expense
      - stock options                            1,224          5,725
    Stock-based compensation expense
      - restricted shares                       20,075             --
    Change in fair value of warrants                --        284,637
    Deferred income taxes                     (198,224)       106,899
    Changes in assets and liabilities,
     excluding the effect of
     CMG acquisition:
     Accounts receivable                       292,236       (383,096)
     Funds receivable from customers         3,880,478        647,422
     Prepaid expenses                       (3,673,183)      (468,854)
     Other assets                              273,814       (129,994)
     Accounts payable and accrued expenses   3,533,141      1,681,280
     Funds payable to customers               (141,227)      (869,582)
     Provisions                               (383,137)      (298,139)
     Other liabilities                       1,156,170        320,613
                                          -------------  -------------
    Net cash provided by
     operating activities                    6,898,671      2,512,266
                                          -------------  -------------
 Cash flows from investing activities:
   Purchase of investments                 (48,626,371)    (4,904,402)
   Proceeds from sale and maturity
    of investments                          63,604,369      2,235,231
   Payment for purchase of CMG,
     net of cash acquired                  (16,824,065)            --
   Purchase of intangible assets                (7,344)       (21,027)
   Purchases of property and equipment      (1,139,166)      (574,291)
                                          -------------  -------------
    Net cash used in investing activities   (2,992,577)    (3,264,489)
                                          -------------  -------------
 Cash flows from financing activities:
   Increase in short term debt                      --          1,050
   Decrease in short term debt              (6,216,965)            --
   Loans received                                9,018             --
   Stock options exercised                       4,502             50
                                          -------------  -------------
 Net cash provided by (used in)
  financing activities                      (6,203,445)         1,100
                                          -------------  -------------
   Effect of exchange rate changes on
    cash and cash equivalents                  567,871         (1,742)
                                          -------------  -------------
 Net decrease in cash and cash equivalents  (1,729,480)      (752,864)
 Cash and cash equivalents,
   beginning of the period                  15,677,407      7,143,027
                                          -------------  -------------

 Cash and cash equivalents,
   end of the period                      $ 13,947,927   $  6,390,163
                                          =============  =============

                                          Three Months Ended March 31,
                                          ----------------------------
                                              2008           2007
                                          -------------  -------------
                                                 (Unaudited)

   Supplemental cash flow information:
    Cash paid for interest                $    146,696   $     88,196
    Cash paid for income taxes            $  2,647,361   $    758,583

   Non-cash financing activities:
    Accretion of preferred stock          $         --   $    123,719

   Acquisition of Classified Media Group:
    Cash and cash equivalents             $    554,739   $         --
    Accounts receivable                         56,613             --
    Other current assets                       904,791             --
    Non current assets                         365,190             --
                                          -------------  -------------
    Total assets acquired                    1,881,333             --
                                          -------------  -------------
    Accounts payable and accrued expenses       69,516             --
    Taxes payable                              459,462             --
    Social security payable                    243,141             --
    Non current liabilities                     14,000             --
    Provisions                                 408,336             --
                                          -------------  -------------
    Total liabilities assumed                1,194,455             --
                                          -------------  -------------
    Net assets acquired                        686,878             --
                                          -------------  -------------
    Goodwill                                13,037,504             --
    Trademarks                               5,622,188             --
    Deferred Income Tax on Trademarks       (1,967,766)            --
                                          -------------  -------------
    Total purchase price                    17,378,804             --
                                          -------------  -------------
    Cash and cash equivalents acquired        (554,739)            --
                                          -------------  -------------

    Payment for purchase of Classified
     Media, net of cash acquired          $ 16,824,065   $         --
                                          =============  =============

                        Three Months Ended March 31, 2008
           -----------------------------------------------------------
                                  Marketplaces
           -----------------------------------------------------------
                                                  Other
             Brazil      Argentina    Mexico    Countries     Total
           ----------- ----------- ----------- ----------- -----------

 Net
  revenues $11,875,567 $ 3,526,352 $ 2,939,845 $ 5,138,893 $23,480,657
 Direct
  costs     (7,526,444) (1,851,805) (2,023,247) (3,132,349)(14,533,845)
 Direct
  contri-
  bution     4,349,123   1,674,547     916,598   2,006,544   8,946,812

                                               Payments   Consolidated
                                             -----------  -----------
 Net revenues                                $ 5,360,073  $28,840,730
 Direct costs                                 (3,683,667) (18,217,512)
 Direct contribution                           1,676,406   10,623,218

 Operating expenses and indirect costs of
  net revenues                                             (4,081,016)
 Income from operations                                     6,542,202

 Other income (expenses):
  Interest income                                             749,354
  Interest expense and other financial results             (1,362,800)
  Foreign exchange                                           (988,715)
  Other expenses, net

 Net income before income / asset tax expense             $ 4,940,041

                        Three Months Ended March 31, 2007
           -----------------------------------------------------------
                                  Marketplaces
           -----------------------------------------------------------
                                                  Other
             Brazil      Argentina    Mexico    Countries     Total
           ----------- ----------- ----------- ----------- -----------

 Net
  revenues $ 7,698,921 $ 2,208,004 $ 2,181,836 $ 2,106,070 $14,194,831
 Direct
  costs     (4,990,442) (1,226,086) (1,368,055) (1,367,392) (8,951,975)
 Direct
  contri-
  bution     2,708,479     981,918     813,781     738,678   5,242,856

                                              Payments   Consolidated
                                             -----------  -----------
 Net revenues                                $ 2,264,506  $16,459,337
 Direct costs                                 (2,044,293) (10,996,268)
 Direct contribution                             220,213    5,463,069

 Operating expenses and indirect costs of
  net revenues                                             (2,456,204)
 Income from operations                                     3,006,865

 Other income (expenses):
  Interest income                                              97,716
  Interest expense and other financial results               (535,861)
  Foreign exchange                                           (404,774)
  Other expenses, net                                        (284,637)
 Net income before income / asset tax expense             $ 1,879,309

MELI_F

CONTACT:  MercadoLibre, Inc.
          Investor Relations contact:
          Pedro Arnt
            +54 (11) 5352 8000
            investor@mercadolibre.com
          Media Relations contact:
          Lorena Diaz Quijano
            +54 (11) 5352 8026
            lorena.diazquijano@mercadolibre.com